Exhibit 99.1

A subsidiary of California Water Service Group

P.O. Box 384809, Waikoloa, HI 96738

May 3, 2021

Contact:   Yvonne Kingman, 310-257-1434 (media)

  Tom Smegal, 408-367-8200 (analysts)

For Immediate Release

HAWAII WATER SERVICE COMPLETES PURCHASE OF
KAPALUA WATER COMPANY AND KAPALUA WASTE TREATMENT
COMPANY

waikoloa, Hawaii—California Water Service Group (Group) (NYSE: CWT) subsidiary Hawaii Water Service (Hawaii Water) has completed the acquisition of Kapalua Water Company and Kapalua Waste Treatment Company from Maui Land & Pineapple Company (MLP). Hawaii Water will now begin providing water and wastewater service to ML&P’s 1,000 customer connections in the Kapalua, Maui resort area.

Kapalua’s water and wastewater utilities serve homes, hotels, condominiums, golf courses, restaurants, and other resort amenities in West Maui. Hawaii Water will invest in the water and wastewater system infrastructure to keep service reliable for customers’ everyday and emergency needs, and is committed to providing safe, high-quality water and excellent customer service to local residents, businesses, and visitors. Hawaii Water will also serve expansion areas of Kapalua as they are developed by MLP.

“We are pleased to welcome Kapalua customers to Hawaii Water, and look forward to delivering the same quality, service, and value that all of our customers on the islands have come to expect and deserve,” said Martin A. Kropelnicki, Group President and CEO. “Furthermore, we thank Maui Land & Pineapple Company for its confidence in our expertise and commitment to taking care of its customers.”

“We have enjoyed serving Kapalua water and wastewater customers over these past decades, and we want to assure our customers that they are in excellent hands with Hawaii Water,” said Warren Haruki, Chairman & CEO of MLP. “We remain committed to the Kapalua community and look forward to working with Hawaii Water in providing high-quality water service as the community continues to grow.”

Hawaii Water is a wholly owned subsidiary of California Water Service Group, which also includes California Water Service, New Mexico Water Service, and Washington Water Service. Together, these companies provide regulated water and wastewater utility service to more than 2 million people in over 100 California, Hawaii, New Mexico, and Washington communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to operate the Kapalua water and wastewater systems in an effective and accretive manner; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the recent outbreak of coronavirus (or COVID-19), governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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